Exhibit 10.18

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION

Effective as of January 1, 2006, the following are the annual base salaries of the Chief Executive Officer and the four other most highly compensated executive officers of Schweitzer-Mauduit International, Inc.  No named executive officer has an employment contract with the company.  The named executive officers participate in various compensation plans and other arrangements as described in the company’s 2006 Proxy Statement.

	Chairman, CEO	Chief Financial Officer, Treasurer	President–U.S. Operations	Chief Operating Officer	President–French Operations
2006 Base Salary	US$570,000	US$317,500	US$275,800	E260,000	E243,200